UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

 _______________________

Date of Report
(Date of earliest
event reported):	December 17, 2015

                The Marcus Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125

(Address of principal executive offices, including zip code)

  (414) 905-1000

(Registrant’s telephone number, including area code)

  Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On December 17, 2015, The Marcus Corporation (the “Company”) issued a press release announcing its financial results for its second quarter ended November 26, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As previously announced, the Company has changed its fiscal year end from the last Thursday in May to the last Thursday in December. As a result, the Company plans to report its financial results for the 31-week period from May 29, 2015 to December 31, 2015 on a Transition Report on Form 10-K and thereafter file reports for periods based on the new fiscal year. The Company is providing on its website, www.marcuscorp.com, certain unaudited historical financial information to assist investors in evaluating the impact the change in fiscal year may have on the Company’s future reported operating results (the “Investor Presentation”). A copy of the Investor Presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

The Investor Presentation is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits. The following exhibits are being furnished herewith:
(99.1)	Press Release of The Marcus Corporation, dated December 17, 2015, regarding its financial results for its second quarter ended November 26, 2015.
(99.2)	Investor Presentation of The Marcus Corporation, Change in Fiscal Year End, dated December 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: December 17, 2015	By:	/s/ Douglas A. Neis
Douglas A. Neis
Chief Financial Officer and Treasurer

THE MARCUS CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit

Number

(99.1)	Press Release of The Marcus Corporation, dated December 17, 2015, regarding its financial results for its second quarter ended November 26, 2015.

(99.2)	Investor Presentation of The Marcus Corporation, Change in Fiscal Year End, dated December 17, 2015.